UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Piper Jaffray Healthcare Conference: On November 20, 2014, Organovo Holdings, Inc. (the “Company”) announced that Keith Murphy, its Chairman, Chief Executive Officer and President, will be presenting at the 26th Annual Piper Jaffray Healthcare Conference, which will be held in New York on December 2-3, 2014, at The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. Mr. Murphy’s presentation will be on Tuesday, December 2nd at 4:30 p.m. ET. A press release regarding Mr. Murphy’s participation at the conference is attached hereto as Exhibit 99.1.

Retail Investor Conference: On December 4, 2014, Mr. Murphy will be participating in a live webcast presentation to investors via http://RetailInvestorConferences.com. The presentation will take place at 12:15 p.m. ET, and investors may access the presentation at http://retailinvestorconferences.com > click on red “register / watch event now” button.

The presentation will be a live, interactive online event where investors are invited to ask questions in real-time - both in the presentation hall as well as the Company’s “virtual trade booth.” A copy of the presentation slides will be available on the Company’s website under the “Investors” tab. If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available at http://retailinvestorconferences.com for 90 days. A press release regarding the live webcast presentation is attached hereto as Exhibit 99.2.

The information furnished on this Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release (Piper Jaffray Healthcare Conference), dated November 20, 2014.

99.2	Press Release (Retail Investor Conference), dated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: November 25, 2014	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Press Release (Piper Jaffray Healthcare Conference), dated November 20, 2014.

99.2	Press Release (Retail Investor Conference), dated November 20, 2014.